                                                                 EXHIBIT 10.18
                                                                    FIRST PART

            MAY 1994 ELECTROPHYSIOLOGY CATHETER LICENSE AGREEMENT

 This agreement is between BSI Corporation, a Minnesota corporation, 9924 West 74/th/ Street, Eden Prairie, MN 55344 ("BSI"), and CARDIMA, Inc., 47201 Lakeview Blvd., Fremont, CA 94537-5120 ("CARDIMA").

 WHEREAS BSI has developed technology and know-how relating to surface modification for which it has obtained and continues to seek patent coverage;

 WHEREAS the parties believe that BSI's technology and know-how will improve the performance of various products and processes of CARDIMA, CARDIMA desires to acquire a limited license under BSI's know-how and patent rights, and the parties have entered into a confidentiality agreement effective March 25, 1994 (the "Mutual Confidential Disclosure Agreement");

 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration of which receipt is acknowledged, the parties agree as follows,

 1.  DEFINITIONS
     -----------
 a. "Effective Date" means the date upon which this Agreement becomes fully executed.

 b. "Patent Rights" means U.S. patents [***] and the patent applications from which they were derived and U.S. patent applications serial [***] together with all divisions, continuations based thereon and all U.S. patents issuing therefrom, and all foreign patents and patent applications claiming priority from any of the above U.S. patent applications. Patent Rights shall include Improvement Patents as defined below.

c. "Licensed Product" means electrophysiology catheters used for measuring and mapping the electrical properties of heart tissue or for therapeutic ablative or occlusive procedures to treat cardiac arrhythmias, designed such that the measuring, mapping or ablative components at the distal tip perform such function while positioned within coronary arteries and coronary veins and not in the chambers of the heart ("Electrophysiology Catheters"), which when sold bear labels indicating specific utility for mapping, measuring or ablating tissue with the coronary arteries or coronary veins and containing no statement or suggestion of utility within chambers of the heart and either: (i) when manufactured, used or sold would infringe any claim of Patent Rights but for the license granted herein; or (ii) are produced through the use of BSI's Know-how. For the avoidance of doubt, Licensed Product does not include catheters designed or labeled to suggest utility for performing measuring, mapping or ablative functions on tissue within chambers of the heart.

d. "Know-how" means all of BSI's trade secrets and other technical information, proprietary or otherwise, developed by or for BSI specifically for the surface-treatment of medical devices to produce Licensed Product, which BSI has the right to transmit to others. BSI shall transmit such Know-how to CARDIMA in written form and marked "Confidential" or "Proprietary" or if transmitted to CARDIMA by BSI verbally, such Know-how must be identified as confidential or proprietary by written notification to CARDIMA within thirty (30) days of its verbal transmission. Know-how also includes, but is not limited to, information contained in pending patent applications and information that is Confidential Information as defined in Paragraph 11.

e. "Net Sales" means the total actual billing for sales of Licensed Products, less the following deductions where they are applicable with respect to such billings and when separately shown on invoices or otherwise paid by CARDIMA with respect to such billings: (i) discounts actually allowed and taken, in amounts customary in the trade; (ii) customs, duties, taxes or other governmental excise or charge upon or measured by the production, sale, transportation, delivery or use of Licensed Product and actually paid by CARDIMA; (iii) amounts allowed or credited on rejections or returns; and
     (iv) transportation charges prepaid or allowed.

                     [*] CONFIDENTIAL TREATMENT REQUESTED

f. "Affiliate" means any entity which owns, is at least 49% owned by, or is under common (at least 49%) ownership with CARDIMA.

g. A Licensed Product shall be considered sold when it is shipped or when it is invoiced, whichever is earlier. CARDIMA agrees that in the event any Licensed Product is sold to an Affiliate for purposes of resale, Earned Royalties for that Licensed Product shall be computed upon the weighted average selling price at which such Licensed Product is sold to all non-Affiliates in the same quarter in arm's length transactions. The weighted average selling price shall be computed by dividing Net Sales to non-Affiliates in such quarter by the total number of units sold to non-Affiliates in such quarter. For purposes of this Agreement, each Licensed Product shall be sold only once in a royalty generating transaction, and subsequent sales and/or transfers shall not result in a second or additional royalty payment hereunder.

h. "Improvement Patents" means any U.S. patents or patent applications, and all foreign counterparts, divisions, continuations, continuations-in-part, reissues and extensions thereof:

     i) which are filed on an invention conceived or reduced to practice by BSI during the exclusive term of this Agreement,

     ii)  with respect to which BSI has the right to grant a license, and,

     iii) which contain one or more claims that are of sufficient breadth to cover Electrophysiology Catheters or a surface treatment process employed to produce Electrophysiology Catheters or a reagent used in such process.

2.   LICENSE
     -------

     Subject to the conditions and limitations provided in this Agreement, BSI grants to CARDIMA, as of the Effective Date, an exclusive license under BSI's Patent Rights and Know-how to make, have made for it, use and sell Licensed Product. BSI agrees that during the term of this Agreement it will not grant a license to any third party directed specifically to Licensed Product. CARDIMA acknowledges that BSI may have granted and shall retain the right to grant licenses to others for the manufacture, use and sale of materials of construction that may have utility in the fabrication of Licensed Product and that the license granted herein is subject to the rights, if any, of third parties who acquire such materials of construction, but BSI will not grant a license for the manufacture of materials of construction if BSI knows or has reason to believe that such materials of construction are intended for use in the manufacture of Electrophysiology Catheters. The license granted herein does not include the right to sublicense except as set out below, and is expressly limited to the specific Licensed Product defined herein. The foregoing license rights of CARDIMA shall include the right to modify Licensed Products, but no such modification to BSI's Know-how shall operate to remove such product from the definition of Licensed Product. CARDIMA shall have the right to sublicense its Affiliates, but only upon the advance written consent of BSI, which consent shall not be unreasonably withheld. CARDIMA alone shall be liable to BSI for payment of Royalties and the making of reports called for below, for all sales made by CARDIMA and its Affiliates, and CARDIMA shall be directly liable to BSI for any breach of the confidentiality provisions of the Agreement by an Affiliate sublicensee. Payment to BSI will be [***] in the United States.

3.   LICENSE FEES AND ROYALTIES
     --------------------------
a. On or before [***], CARDIMA shall pay to BSI a License Fee of [***]. CARDIMA shall also pay to BSI a royalty for the Patent Rights and Know-how license granted herein which, for each calendar quarter during the term of this Agreement, will be the greater of (i) an Earned Royalty on Net Sales of Licensed Product during that quarter which shall be calculated at the rate of [***] of Net Sales, or (ii) a Minimum Royalty for that calendar quarter as defined in the next sentence. The Minimum Royalty shall be [***] per calendar quarter, commencing with the calendar quarter beginning [***]. For each subsequent calendar year, the quarterly Minimum Royalty shall increase by [***]; such Minimum Royalty payment shall never exceed [***] per calendar quarter. CARDIMA shall have the right to supplement Earned Royalties to the extent necessary to meet Minimum Royalties.

b. CARDIMA shall have the right to recover the License Fee paid herein but only as provided for under a separate Credit Pool Agreement of even date between the parties (the "Credit Pool Agreement")

                     [*] CONFIDENTIAL TREATMENT REQUESTED

4.   ROYALTY PAYMENTS, REPORTS, RECORDS
     ----------------------------------
a. During the term of this Agreement, CARDIMA will make written reports to BSI within [***] after the last day of each calendar quarter ending March 31, June 30, September 30, and December 31. Each report shall state the Net Sales, Earned Royalty, corrections of error in prior royalty payments, and data and calculations used by CARDIMA to determine each such amount. Payment in full of the royalty BSI shall accompany each report.

b. Within [***] days after the end of each fiscal year (each fiscal year ends on December 31) during which royalties are payable under this Agreement, CARDIMA will furnish to BSI a copy of its audited financial statements.

c. CARDIMA will maintain, for a period of [***] following the sale of Licensed Product, true and accurate records supporting the reports and payments under this Agreement, and BSI shall have the right to carry out an independent audit of such records no more frequently than once per calendar year by a certified public accountant of its choice. Such accountant shall have reasonable access to CARDIMA's offices and the relevant records, files and books of account, and such accountant shall have the right to examine any other records reasonably necessary to determine the accuracy of the calculations provided by CARDIMA under Paragraphs 3 and 4. Any such audit shall be at BSI's expense unless cumulative underpayment errors are found that exceed [***] of any payment actually made for an entire fiscal year to BSI, in which case CARDIMA will bear the cost of such audit.

5.   TERM
     ----
     Unless earlier terminated, the term of the license granted herein shall begin upon the Effective Date, and shall extend until expiration of the last to expire patent of Patent Rights that covers Licensed Product or for a period of fifteen (15) years following the first bona fide sale of Licensed Product, whichever is longer. Upon expiration of such term and the receipt by BSI of all royalties payable to it under this Agreement Know-how license granted herein shall become paid up.

6.   PATENT MARKING
     --------------
a. CARDIMA shall see to it that all Licensed Products sold by it or its Affiliates shall be appropriately marked with the applicable patent numbers of patents within the Patent Rights in conformity with applicable law.

b. Should any Patent Rights licensed hereunder be infringed by the manufacture, use or sale of any Electrophysiology Catheter by any third party, BSI shall have the right, but not the obligation, to prosecute any action it deems necessary. If BSI fails to cause such infringement to cease or to commence prosecution of such action within sixty (60) days following written request by CARDIMA to BSI, then CARDIMA may, in its own name but at its own expense, prosecute such action. Should CARDIMA prosecute such action, it shall indemnify, defend, and hold harmless BSI from any losses, liabilities, claims, counterclaims, law suit expenses (including attorney's fees), costs and judgments (collectively "Losses") arising out of any litigation brought by CARDIMA (except to the extent that any such Losses arise from BSI's infringement of the intellectual property of others) and CARDIMA shall have the right to control the action and to retain any and all damages resulting therefrom; provided, however, that CARDIMA shall not settle any such infringement action without the advance written permission of BSI, which permission will not be unreasonably withheld. If BSI elects to prosecute any such action, it shall do so at its own expense and it shall have the right to control the action and to retain any and all damages resulting therefrom. In any such action, the prosecuting party shall promptly notify the non-prosecuting party of its decision to prosecute and the non-prosecuting party shall, at its own expense, be entitled to non-controlling participation through counsel of its own selection.

7.   ROYALTY REDUCTION
     -----------------
     The Earned Royalty rate (but not Minimum Royalties) shall be prospectively [***] to the extent that and during the term that the manufacture, use or sale of Licensed Product is not covered by a claim of Patent Rights.

                     [*] CONFIDENTIAL TREATMENT REQUESTED

8.   TERMINATION
     -----------
a. CARDIMA shall have the right to terminate this Agreement in its entirety upon thirty (30) days advance written notice. Upon termination of this Agreement, CARDIMA shall have no further rights under Patent Rights or Know-how as provided in this, Agreement. However, CARDIMA shall be allowed to sell any inventory of Licensed Products existing at the time of termination for a period of twelve (12) months thereafter, thereafter destroying any remaining inventory, provided CARDIMA accounts for such sales and pays BSI the Earned Royalty for such sales under Paragraph 3 hereof. Upon such termination notice by CARDIMA and beginning with the following calendar quarter, the Minimum Royalties payable under Paragraph 3(a) shall not be applicable during liquidation of such inventory.

b. BSI may terminate this Agreement upon thirty (30) days written notice for any material breach or default by CARDIMA, including without limitation, failure to comply with the reporting requirements of Paragraph 4 or the confidentiality provisions of Paragraph 11, failure to make any reports and payments (including Minimum Royalty payments) when due, and withholding or notice of intent to withhold any royalties provided for in this Agreement. The Agreement will terminate at the end of the 30 day period unless during that period CARDIMA shall cure such breach or default. In addition, failure of CARDIMA to begin bona fide commercial sales of License Product by December 31, 1996 shall permit BSI to terminate this Agreement upon 90 days written notice.

c. Either party may terminate this Agreement if the other party hereto is in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business.

d. Upon termination of this Agreement under any of the provisions of this Paragraph (but subject to the provisions of Paragraph 8(a) referring to the sale of inventory), CARDIMA shall cease making, having made for it, using and selling Licensed Products that are produced through the use of BSI's Know-how. BSI shall have the right to seek equitable relief to enforce the provisions of this Paragraph 8(d). Within 30 days of the effective date of termination of this Agreement, each party shall return to the other party all copies of documents and other materials containing or disclosing any of the other party's Confidential Information.

9.   CONTINUING OBLIGATIONS
     ----------------------
     Upon any termination of this Agreement, the following rights and obligations shall continue to the degree necessary to permit their complete fulfillment or discharge: (i) BSI's right to receive and CARDIMA's obligation to pay accrued royalties and royalties becoming due for the sale of inventory under Paragraph 8(a); (ii) CARDIMA's obligation to maintain records and BSI's right to audit under Paragraph 4; (iii) CARDIMA's reporting obligations under Paragraph 4; (iv) any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party; and (v) each party's obligation to maintain confidentiality under Paragraph 11 and (vi) CARDIMA's obligation to forebear from use of BSI's Know-how as provided in Paragraph 8(d) hereof.

10.  REPRESENTATIONS AND WARRANTIES
     ------------------------------
     Each party warrants to the other that it has the full and unrestricted right to enter into this Agreement. At the time of execution of this Agreement, BSI represents that it has no knowledge of any charge made against it alleging (i) infringement related to Patent Rights, (ii) misappropriation of Know-how, or (iii) that its coatings are unsafe. However, nothing in this Agreement shall be construed as (i) a warranty or representation by BSI as to the validity or scope of any Patent Rights or that any Licensed Product or any process practiced under the License granted in this Agreement does not infringe any patents of third persons; or (ii) a requirement that BSI file any patent application, secure any patent, maintain any patent in force, or bring or prosecute actions or suits against third parties for infringement of any patent, however, BSI agrees that it shall take reasonable efforts to maintain all patents issued as of the Effective Date of this Agreement; or (iii) conferring any right on either party to use in advertising, publicity, or otherwise any trademark or trade name of the other; or (iv) granting by implication, estoppel, or otherwise any license other than that specifically granted herein. Without limiting the foregoing, BSI does not make any representations, extend any warranties of any kind, either express or implied, or assume any responsibilities whatever with respect to use, sale, or other disposition by CARDIMA or its vendees or transferees of Licensed Products. At the time of execution of this Agreement, BSI warrants to CARDIMA that, subject to outstanding licenses and rights of the government (if any), to the best to its knowledge, BSI owns all of the rights to the Patent Rights and Know-how, and to the use of such Patent Rights and Know-how to produce Licensed Product. BSI warrants that at the time of execution of this Agreement it is under no contractual impediment to granting CARDIMA the license granted herein.

11.  CONFIDENTIALITY
     ---------------
     The parties agree to retain in confidence all Know-how and other information received from the other and clearly marked as "Proprietary" or "Confidential" or the like, including without limitation, information required to be maintained in confidence under prototype development or manufacturing scale-up or post scale-up relationships between the parties. The parties agree not to disclose any of such information to any third party, nor use the same, except in accordance with this Agreement. Each party's obligation of non-disclosure and non-use shall not apply to information (i) which at the time of its disclosure to the receiving party is available to the public, or which is independently developed by the receiving party, (ii) which the receiving party can show was previously in its possession, (iii) that is published or otherwise becomes available to the public through no fault of the receiving party, or (iv) that the receiving party can show was received by it from a third party without breach of a confidential obligation (except information received by CARDIMA from Target Therapeutics, Inc.), or (v) that is required to be disclosed by any government agency. Notwithstanding the above, CARDIMA specifically agrees that it will not disclose to any affiliates or other third party any of BSI's Know-how relating to the manufacture of BSI's chemical reagents, the precise chemical composition of such reagents, how such reagents are tested, how they are quality controlled, and any other specific information concerning the production of such reagents. The provisions of this Paragraph shall survive termination of this Agreement for any reason, and shall not reduce any prior obligations of confidentiality between the parties contained in the Mutual Confidential Disclosure Agreement.

12.  PRODUCT LIABILITY
     -----------------
     CARDIMA will defend BSI against, and at CARDIMA's option settle, any claim, suit or proceeding arising from the design, manufacture, use, or sale of Licensed Products, and will pay any final award or judgment on such claim, suit or proceeding entered against BSI by a court of competent jurisdiction, except to the extent that such claim, suit or proceeding, or such award or judgment is due to BSI's negligent conduct; provided, however, that CARDIMA shall be relieved of the foregoing obligations unless BSI

     i) notifies CARDIMA promptly in writing of such claim, suit or proceeding;

     ii)  tenders full control of the defense or settlement thereof to CARDIMA;
     and

     iii) provides CARDIMA with all information reasonably requested by CARDIMA at CARDIMA's expense.

     CARDIMA's obligations under this Paragraph 12 shall not extend to claims of patent infringement or other infringement of third party intellectual property rights to the extent that such claims arise from the use of BSI's Know-how, or Patent Rights.

13.  OTHER
     -----
a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successor and assigns. However, this Agreement may not be assigned by either party (other than to an acquirer who acquires substantially all of the business or assets of the party) except with the advance written permission of the other party, which shall not be unreasonably withheld, and any assignment by either party of this Agreement or any interest therein not made in accordance with this paragraph shall be void.

b. Any waiver of or failure to enforce any provision of this Agreement shall not operate as a waiver of or failure to enforce any other provision or as a continued waiver or failure to enforce such provision. Moreover, should any provision of this Agreement or its application to any extent be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be effected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity. This Agreement, together with the Credit Pool Agreement of even date between the parties and the Mutual Confidential Disclosure Agreement, and all addenda and writings required or contemplated in this Agreement or the Credit Pool Agreement, constitutes the entire Agreement between the parties with respect to the License granted herein. This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

c. All communications or other notices required or permitted under this Agreement shall be in writing and shall be deemed to be given when personally delivered, or when given by registered or certified mail, postage prepaid, and addressed to the parties at the addresses set out above. Either party may change the person and/or address to which notices hereunder shall be given by notice to the other party in the manner set out above.

d. Nothing in this Agreement authorizes either BSI or CARDIMA to act as agent for the other as to any matter, or to make any representations to any third party indicating or implying the existence of any such agency relationship. BSI and CARDIMA shall each refrain from any such representations. The relationship between BSI and CARDIMA is that of independent contractors.

e. For all purposes under this Agreement, the parties agree and admit that jurisdiction and venue are proper in the Federal District Court, District of Minnesota. This Agreement shall for all purposes be governed and interpreted in accordance with the laws of the State of Minnesota except its conflict of laws provision.


The parties have executed this Agreement on the date last written below.

     BSI Corporation                      CARDIMA, Inc.

       /s/                                /s/ Duane Dickens
------------------------                  ---------------------------------
Name                                      Name

Vice President                            Vice President, New Product Dev.
------------------------                  ---------------------------------
Title                                     Title

       5/11/94                            5/17/94
------------------------                  ---------------------------------
Date                                      Date

                  MAY 1994 CARDIMA/BSI CREDIT POOL AGREEMENT

This Credit Pool Agreement is made and entered into by and between BSI Corporation, a Minnesota corporation having offices at 9924 West 74th Street, Eden Prairie, MN 55344 ("BSI") and CARDIMA, Inc., at 47201 Lakeview Boulevard, Fremont, CA 94537 ("CARDIMA").

WHEREAS CARDIMA and BSI have entered into a License Agreement of even date and may enter into other and further License Agreements from time to time;

NOW, THEREFORE, the parties agree as follows,

1.   CREDIT POOL
     -----------
There shall be established a BSI/CARDIMA Credit Pool consisting of the combined License Fees paid to BSI under the License Agreements of Attachment A. On a [***] basis, CARDIMA shall have the right to apply monies in the Credit Pool, if any, against up to [***] of the Earned Royalty under the License Agreements for that quarter in excess of the combined Minimum Royalty due under the License Agreements for that quarter, and the Credit Pool shall be reduced by the amount so applied. The Credit Pool will never be reduced to less than zero. As used herein, "License Fees", "Earned Royalty" and "Minimum Royalty" shall be as defined in the License Agreement between BSI and CARDIMA of even date.


2.   SCHEDULE OF LICENSES
     --------------------
The License Agreements to which this Credit Pool Agreement shall be the License Agreement between the parties of even date and such other and further License Agreements as the parties may, by mutual consent, include on Attachment A.


3.   NO CONFLICT
     -----------
No more than one Earned Royalty shall be paid by CARDIMA for any Licensed Product defined in any License Agreement, even if such product is covered by more than one License Agreement, but the Earned Royalty rate for that product shall be the highest rate provided in the License Agreements that cover that product.


4.   EFFECTIVE DATE
     --------------
This Credit Pool Agreement shall become effective as of the Effective Date and shall remain in effect until every License Agreement included on Attachment A has expired or has been terminated.


5.   ENFORCEABILITY
     --------------
Any waiver of or failure to enforce any provision of this Credit Pool Agreement shall not operate as a waiver of or failure to enforce any other provision, or as a continued waiver or failure to enforce such provision. Moreover, should any provision of this Credit Pool Agreement or its application to any extent be held invalid or unenforceable, the remainder of this Credit Pool Agreement and the application thereof shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity. This Credit Pool Agreement, together with all License Agreements, along with all addenda and writing required or contemplated in this Credit Pool Agreement or the License Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Credit Pool Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

                     [*] CONFIDENTIAL TREATMENT REQUESTED

6.   OTHER
     -----
     a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. However, this Agreement may not be assigned by either party (other than to an acquirer who acquires substantially all of the business or assets of the party) except with the advance written permission of the other party, which shall not be unreasonably withheld, and any assignment by either party of this Agreement or any interest therein not made in accordance with this paragraph shall be void.

     b. All communications or other notices required or permitted under this Agreement shall be in writing and shall be deemed to be given when personally delivered, or when given by registered or certified mail, postage prepaid, and addressed to the parties at the addresses set out above. Either party may change the person and/or address to which notices hereunder shall be given by notice to the other party in the manner set out above.

     c. Nothing in this Agreement authorizes either BSI or CARDIMA to act as agent for the other as to any matter, or to make any representations to any third party indicating or implying the existence of any such agency relationship. BSI and CARDIMA shall each refrain from any such representations. The relationship between BSI and CARDIMA is that of independent contractors.

     d. For all purposes under this Agreement, the parties agree and admit that jurisdiction and venue are proper in the Federal District Court, District of Minnesota. This Agreement shall for all purposes be governed and interpreted in accordance with the laws of the State of Minnesota except for its conflict of law provisions.

The parties have executed this Agreement on the date last written below (the "Effective Date").




CARDIMA, Inc.                                   BSI CORPORATION

Name   /s/ Duane Dickens                        Name   /s/
       -----------------                               ---

Title  Vice President, New Product Dev.         Title  Vice President
       --------------------------------                --------------

Date   May 17, 1994                             Date   May 11, 1994
       ------------                                    ------------


[CARDIMA99/SEH]

                                 ATTACHMENT A

                             SCHEDULE OF LICENSES


A) May 1994 Electrophysiology Catheter License Agreement